EXHIBIT 99.3

NOTICE OF GUARANTEED DELIVERY

Exchange Offer for All Outstanding

9% Senior Notes due 2018

of

COLEMAN CABLE, INC.

Pursuant to the Prospectus dated                     , 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2010 OR SUCH LATER DATE AND TIME TO WHICH THE EXCHANGE OFFER MAY BE EXTENDED (THE “EXPIRATION TIME”). TENDERS MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION TIME.

The Exchange Agent for the Exchange Offer is:

Deutsche Bank National Trust Company

By facsimile (for eligible guarantor institutions only):

(615) 835-3701

Confirm by telephone:

(800) 735-7777

By Regular, Registered or Certified Mail:	By Hand:	By Overnight Courier:

DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, TN 37229-2731	Deutsche Bank Trust Company Americas C/O The Depository Trust Clearing Corporation 55 Water Street, 1st floor Jeannette Park Entrance New York, NY 10041	DB Services Tennessee, Inc. Corporate Trust & Agency Services Reorganization Unit 648 Grassmere Park Road Nashville, TN 37211 Attention: Security Holder Relations

TO TENDER OLD NOTES, THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED TO THE EXCHANGE AGENT AT ONE OF ITS ADDRESSES SET FORTH ABOVE AT OR PRIOR TO THE EXPIRATION TIME. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

As set forth in the prospectus dated                     , 2010 (the “Prospectus”), of Coleman Cable, Inc., a Delaware corporation (the “Company”), and in the accompanying Letter of Transmittal (the “Letter of Transmittal”), this Notice of Guaranteed Delivery must be used to accept the offer (the “Exchange Offer”) to exchange up to $275,000,000 in aggregate principal amount of new 9% Senior Notes due 2018 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of outstanding 9% Senior Notes due 2018 (the “Old Notes”), if at or prior to the Expiration Time (1) the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, (2) Old Notes cannot be delivered to the Exchange Agent, or (3) the procedures for book-entry transfer cannot be completed. This form must be delivered by an eligible institution (as described in the Prospectus) by mail or hand delivery or transmitted via facsimile to the Exchange Agent at one of its addresses set forth above at or prior to the Expiration Time. Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (receipt of which are hereby acknowledged), the principal amount of Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal. By so tendering, the undersigned does hereby make as of the date hereof, the representations and warranties of a tendering holder of Old Notes set forth in the Letter of Transmittal.

The undersigned understands that exchange of the Old Notes for Exchange Notes will be made only after valid receipt by the Exchange Agent of (1) such Old Notes, or a book-entry confirmation of the transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”), and (2) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal, or a properly transmitted Agent’s Message, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery. The term “Agent’s Message” means a message, transmitted by DTC and received by the Exchange Agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the undersigned agrees to be bound by, and makes each of the representations and warranties contained in, the Prospectus and Letter of Transmittal and that the Company may enforce the Letter of Transmittal against the undersigned. The undersigned agrees that the Old Notes surrendered for exchange will be accepted only in minimum denominations of $1,000 principal amount and integral multiples thereof.

The undersigned understands that tenders of Old Notes may be withdrawn if the Exchange Agent receives at one of its addresses specified on the cover of this Notice of Guaranteed Delivery, at or prior to the Expiration Time, a Notice of Withdrawal, including the name of the holder having tendered the Old Notes to be withdrawn, the aggregate principal amount of Old Notes the holder delivered for exchange, the certificate number(s) (if any) of the Old Notes and a statement that such holder is withdrawing his, her or its election to have such Old Notes or any specified portion thereof exchanged, in accordance with the procedures set forth in the Prospectus and the Letter of Transmittal.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature of registered holder or Authorized Signatory:

Name of registered holder:

Address:

This Notice of Guaranteed Delivery must be signed by the registered holder of the Old Notes exactly as his, her, or its name appears on the certificate(s) for the Old Notes or, if tendered by a DTC participant, exactly as such participant’s name appears on a security position listing as the owner of the Old Notes, or by a person authorized to become a registered holder by endorsements and documents transmitted with this Notice of Guaranteed Delivery.

Date: , 2010

Area Code and Telephone No.:

Principal Amount of Outstanding 9% Senior Notes due 2018 Tendered:

Certificate No.(s) of Outstanding Note(s) (if available):

☐ If Old Notes will be delivered by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company, check box, and provide account number:

DTC Account No.:

DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR AN AGENT’S MESSAGE IN LIEU THEREOF.

If the signature above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Name:

Capacity:

PLEASE PRINT NAME AND ADDRESS

GUARANTEE ON REVERSE MUST BE COMPLETED

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange, or the National Association of Securities Dealers, Inc. or a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, or certain other eligible guarantor institutions as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (each, an “Eligible Institution”), hereby guarantees that the certificates for Old Notes tendered hereby in proper form for transfer or confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message, and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at its address set forth above within three New York Stock Exchange trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates representing the Old Notes to the Exchange Agent, or in the case of a book-entry transfer, an Agent’s Message and confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at DTC, within the time periods shown herein. The undersigned acknowledges that failure to do so could result in a financial loss to such Eligible Institution.

PLEASE PRINT NAME AND ADDRESS

Name of Firm:

Authorized Signature:

Name:

Title:

Date: , 2010

Address:
(Zip Code)

Area Code and Telephone Number: